UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/12/2006

CELLSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 S. Royal Lane, Coppell, Texas 75019
(Address of principal executive offices, including zip code)

(972)462-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On July 12, 2006, CellStar Corporation (the "Company") finalized an amendment to its amended and restated revolving credit facility (the "Facility"), modifying certain terms and conditions of the Facility to allow the Company's operations in Chile to factor certain receivables in order to provide working capital to those operations. The amendment was executed by Wells Fargo Foothill, Inc., as agent and a lender, and Bank of America, N.A., as successor to Fleet Capital Corporation, as a lender, and the Company and certain of its subsidiaries as borrowers, including CellStar, Ltd., National Auto Center, Inc., CellStar Financo, Inc., CellStar International Corporation/SA, CellStar Fulfillment, Inc., CellStar International Corporation/Asia, Audiomex Export Corp., NAC Holdings, Inc. and CellStar Fulfillment Ltd.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

10.1 First Amendment to Amended and Restated Loan Agreement, dated as of July 12, 2006, by and among CellStar Corporation and each of CellStar Corporation's subsidiaries signatory thereto, as Borrowers, Bank of America, N.A., and Wells Fargo Foothill, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLSTAR CORPORATION

Date: July 12, 2006	By:	/s/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1
First Amendment to Amended and Restated Loan Agreement, dated as of July 12, 2006, by and among CellStar Corporation and each of CellStar Corporation's subsidiaries signatory thereto, as Borrowers, Bank of America, N.A., and Wells Fargo Foothill, Inc.